Registration
                                                               No._________

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                          Maxwell Laboratories, Inc.
              (Exact name of issuer as specified in its charter)

              Delaware                                95-2390133
      (State of Incorporation)           (I.R.S. Employer Identification No.)

                              8888 Balboa Avenue
                          San Diego, California 90066
           (Address of Principal Executive Offices including Zip Code)

                           Maxwell Laboratories, Inc.
                            1995 Stock Option Plan
                             (Full Title of Plan)

                               Donald M. Roberts
                                General Counsel
                           Maxwell Laboratories, Inc.
                              8888 Balboa Avenue
                          San Diego, California 90066
                                (619) 279-5100

          (Name, address and telephone number, including area code,
                            of agent for service)




                      CALCULATION OF REGISTRATION FEE

                                              Proposed
 Title of                       Proposed      Maximum	        Maximum
Securities         Amount       Offering      Aggregate      Amount of
  to be            to be        Price Per	    Offering      Registration
Registered       Registered     Share (1)      Price            Fee
- ----------       -----------    ---------    ----------    -------------
Common Stock,
$0.10 Par
Value            250,000 shs.      $14.75    $3,687,500        $1,271.55

(1) Determined solely for the purpose of computing the registration fee pursuant to Rule 457, based upon the average of the high and low price of the registrant's Common Stock reported on NASDAQ on July 3, 1996.


                                   PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ----------------------------------------

         The following documents are incorporated by reference in the registration statement:

         (a) The registrant's latest annual report on Form 10-K or, if the financial statements therein are more current, the registrant's latest prospectus, other than the prospectus of which this document is a part, filed pursuant to Rule 424(b) of the Securities and Exchange Commission under the Securities Act of 1933.

         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the annual report on Form 10-K or the prospectus referred to in (a) above;

         (c) The description of the registrant's Common Stock which is contained in the registrant's registration statement filed under section 12 of the Securities Exchange Act of 1934, including any amendment or reports filed for the purpose of updating such descriptions.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         --------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         ---------------------------------------

         Not applicable.


Item 6.  Indemnification of Directors and Officers.
         ------------------------------------------

         Section 145 of the General Corporation Law of Delaware authorizes indemnification of directors, officers and employees of Delaware corporations and authorizes the Board of Directors to have the registrant provide the cost of defense, settlement or payment of any judgment against any such person under certain circumstances. The registrant's charter documents provide for similar indemnification of its directors, officers, employees and agents. The registrant currently maintains policies of insurance under which the directors and officers of registrant are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

Item 7.  Exemption from Registration Claimed.
         ------------------------------------

         Not applicable.

Item 8.  Exhibits.
         ---------

         The exhibits to the registration statement are listed in the Exhibit Index elsewhere herein.

Item 9.  Undertakings.
         -------------

         In connection with this Registration Statement on Form S-8, the registrant hereby makes the following undertakings:

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                   (ii)	 To reflect in the prospectus any facts or events
                         arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                   (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                         Provided, however, that paragraphs (a)(1)(i) and
                         (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                   (e) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                   (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on the 25th day of June, 1996.


                                                   MAXWELL LABORATORIES, INC.



                                                   By: /s/Kenneth F. Potashner
                                                      ------------------------
                                                      Kenneth F. Potashner,
                                                      President and
                                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



/s/Kenneth F. Potashner   President and Chief                June 25, 1996
- -----------------------   Executive Officer and Director
Kenneth F.  Potashner



/s/Donn A. Starry         Chairman of the Board,             June 25, 1996
- -----------------------   and Director
Donn A. Starry



/s/Lewis J. Colby, Jr.    Director                           June 25, 1996
- -----------------------
Lewis J. Colby, Jr.



/s/Adolphe G. Gueymard    Director                           June 25, 1996
- -----------------------
Adolphe G. Gueymard



/s/Alan C. Kolb           Director                           June 25, 1996
- -----------------------
Alan C. Kolb



                          Director and Secretary             June   , 1996
- -----------------------
Karl M. Samuelian





/s/John W. Weil           Director                           June 25, 1996
- -----------------------
John W. Weil



/s/Thomas B. Hayward      Director                           June 25, 1996
- -----------------------
Thomas B. Hayward



/s/Henry F. Owsley        Director                           June 25, 1996
- -----------------------
Henry F. Owsley



/s/Gary J. Davidson       Vice President-                    June 25, 1996
- -----------------------   Finance and Treasurer
Gary J. Davidson          (Principal Financial and
                          Accounting Officer)




                            Index of Exhibits
                            -----------------




4.1. Restated Certificate of Incorporation of the Registrant - Exhibit 3.1 to the Registrant's Form 10-K Annual Report for the year ended July 31, 1987 ("1987 Form 10-K) is incorporated by reference.

4.2.   Bylaws of the Registrant as amended to date.

5.     Opinion of Donald M. Roberts, General Counsel of Registrant.

23.    Consent of Ernst & Young LLP, Independent Auditors